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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of CD Radio Inc. and Subsidiary on Form S-8 (File No. 33-92588, File No. 33-95118, and File No. 333-15085) of our report dated March 3, 1998, on our audits of the consolidated financial statements of CD Radio Inc. and Subsidiary as of December 31, 1996 and 1997, for the years ended December 31, 1995, 1996 and 1997, and for the period May 17, 1990 (date of inception) to December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                          /S/ COOPERS & LYBRAND
                                           .......................
                                          COOPERS & LYBRAND L.L.P.

McLean, Virginia
March 18, 1998



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